Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Richard P. Cleys	or	Mary Gentry
	CFO		Director, Investor Relations
	ScanSource, Inc.		ScanSource, Inc.
	(864) 286-4358		(864) 286-4892

SCANSOURCE REPORTS RECORD SALES FOR FIRST QUARTER 2012

Strong Results Led by North American Communications Businesses

GREENVILLE, SC — October 27, 2011 — ScanSource, Inc. (NASDAQ:SCSC), the leading international distributor of AIDC (automatic identification and data capture), point of sale, communications, and physical security products for the reseller market, today announced complete financial results for its first quarter ended September 30, 2011.

Quarter ended September 30, 2011:

Net sales	$770.3 million
Net income	$18.4 million
Diluted EPS	$0.67 per share

“We delivered another quarter of record sales, driven by our North American communications and security sales units,” said Mike Baur, CEO, ScanSource, Inc. “Our strong operating performance in North America overshadowed the weakness we are seeing in our European businesses. Excluding our acquisition of CDC Brasil, our international growth rate slowed to 9% over the prior year.”

For the quarter ended September 30, 2011, net sales increased 21.4% to $770.3 million compared to $634.5 million for the quarter ended September 30, 2010. Operating income increased by 27.3% to $31.6 million from $24.8 million in the comparable prior year quarter. Other expense included a $2.5 million non-recurring loss on foreign exchange contracts. Net income increased 17.0% to $18.4 million for the quarter ended September 30, 2011 versus $15.7 million for the quarter ended September 30, 2010. The effective tax rate for the quarter decreased to 34.5% in the current

ScanSource Reports Record Sales For First Quarter 2012

quarter from 35.6% in the prior year quarter. Diluted earnings per share increased 15.5% to $0.67 in the current quarter compared to $0.58 in the prior year quarter.

Outlook for Next Quarter

The Company announced its current expectations for the second quarter of fiscal 2012. ScanSource expects that net revenues for the quarter ending December 31, 2011 could range from $755 million to $775 million, and diluted earnings per share could be in the range of $0.64 to $0.67 per share.

Webcast Details

ScanSource will present additional information about its financial results and outlook on a conference call today at 5:00 p.m. (ET). A webcast of the call will be available for all interested parties and can be accessed at www.scansourceinc.com (Investor Relations section). The webcast will be available for replay for 30 days.

Safe Harbor Statement

This press release contains comments that are “forward looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, factors affecting our expanded operations in emerging markets, such as Brazil, that expose us to greater political and economic volatility than our operations in established markets, the results of purchase accounting, macroeconomic circumstances that could impact our business, such as currency fluctuations, continued adverse capital and credit market conditions and an economic downturn. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company’s

ScanSource Reports Record Sales For First Quarter 2012

annual report on Form 10-K for the year ended June 30, 2011 filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), the Company also discloses return on invested capital (“ROIC”), a non-GAAP measure. Management uses ROIC as a performance measurement because it believes that this metric best balances the Company’s operating results with its asset and liability management. It excludes the results of capitalization decisions, is easily computed and understood, and drives changes in shareholder value. In addition, the Company’s Board of Directors uses this non-GAAP measure in evaluating management performance and setting management compensation. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial information to GAAP is set forth in the following table.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ:SCSC) is the leading international distributor of specialty technology products, consisting of seven sales units in North America, Latin America and Europe. ScanSource POS and Barcoding in North America, Latin America and Europe delivers AIDC and POS solutions; Catalyst Telecom in the U.S. and ScanSource Communications in North America and Europe provide voice, video and converged communications equipment; and ScanSource Security in North America offers physical security solutions. Founded in 1992, the company ranks #839 on the Fortune 1000. For more information, call the toll-free sales telephone number at 800.944.2432 or visit www.scansourceinc.com.

ScanSource Reports Record Sales For First Quarter 2012

ScanSource, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)

	September 30,	June 30,
	2011	2011*
Assets
Current assets:
Cash and cash equivalents	$37,252	$28,747
Accounts receivable, less allowance of	478,675	462,102
$26,316 at September 30, 2011
$26,562 at June 30, 2011
Inventories	481,253	467,350
Prepaid expenses and other assets	42,421	35,421
Deferred income taxes	15,371	15,894

Total current assets	1,054,972	1,009,514
Property and equipment, net	37,984	36,819
Goodwill	55,310	59,090
Other assets, including identifiable intangible assets	68,371	76,765

Total assets	$1,216,637	$1,182,188

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of revolving credit facility	$24,573	$—
Short-term borrowings	4,079	3,164
Current portion of contingent consideration	2,140	2,398
Accounts payable	390,045	406,453
Accrued expenses and other liabilities	59,400	60,157
Income taxes payable	11,500	5,175

Total current liabilities	491,737	477,347
Long-term debt	30,429	30,429
Borrowings under revolving credit facility	44,958	26,513
Long-term portion of contingent consideration	19,113	21,396
Other long-term liabilities	32,742	39,109

Total liabilities	618,979	594,794

Shareholders’ equity:
Common stock	127,335	123,608
Retained earnings	478,536	460,157
Accumulated other comprehensive loss	(8,213)	3,629

Total shareholders’ equity	597,658	587,394

Total liabilities and shareholders’ equity	$1,216,637	$1,182,188

*	June 30, 2011 results are derived from audited consolidated financial statements.

ScanSource Reports Record Sales For First Quarter 2012

ScanSource, Inc. and Subsidiaries

Condensed Consolidated Income Statements (Unaudited)

(in thousands, except per share information)

	Quarter ended
	September 30,
	2011	2010
Net sales	$770,259	$634,530
Cost of goods sold	691,169	571,049

Gross profit	79,090	63,481

Operating expenses:
Selling, general and administrative expenses	46,569	38,633
Change in fair value of contingent consideration	894	—

Operating income	31,627	24,848

Other expense (income):
Interest expense	486	366
Interest income	(450)	(300)
Other, net	3,530	373

Income before income taxes	28,061	24,409
Provision for income taxes	9,681	8,701

Net income	$18,380	$15,708

Per share data:
Net income per common share, basic	$0.68	$0.59

Weighted-average shares outstanding, basic	27,138	26,713

Net income per common share, diluted	$0.67	$0.58

Weighted-average shares outstanding, diluted	27,551	26,992

ScanSource Reports Record Sales For First Quarter 2012

ScanSource, Inc. and Subsidiaries

Supplementary Information (Unaudited)

(in thousands)

	Quarter ended
	September 30,
	2011	2010	% Change
Net Sales by Geographic Segment:

North American (a)	$573,472	$494,324	16.0%
International	196,787	140,206	40.4%

Consolidated	$770,259	634,530	21.4%

Non-GAAP Financial Information:

Return on invested capital (ROIC), annualized (b)	18.2%	19.5%

Reconciliation of EBITDA to Net Income
Net income - GAAP	$18,380	$15,708
Plus: Income taxes	9,681	8,701
Plus: Interest expense	486	366
Plus: Depreciation and amortization	2,582	1,510

EBITDA (numerator for ROIC)	$31,129	$26,285

Invested Capital Calculation
Equity - beginning of the year	$587,394	$486,851
Equity - prior quarter	597,658	513,646

Average equity	592,526	500,249
Average funded debt (c)	86,780	34,362

Invested capital (denominator for ROIC)	$679,306	$534,611

Notes:

(a)	Includes the United States and Canada
(b)	Calculated as net income plus income taxes, interest expense, depreciation and amortization (EBITDA) divided by invested capital
(c)	Daily average interest-bearing debt